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                                                                EXHIBIT 16.1

May 10, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

We have read the section of the prospectus "Change in Accountants" in the Registration Statement on Form S-4 of Alliance Imaging, Inc. to be filed with the Securities and Exchange Commission on or about May 10, 2001 and are in agreement with the statements contained in this section insofar as they relate to us. We have no basis to agree or disagree with the other statements contained therein.


                                      /s/ Ernst & Young LLP